Exhibit (i)(19)

K&L | GATES	Kirkpatrick & Lockhart Preston Gates Ellis LLP 2828 North Harwood Street Suite 1800 Dallas, TX 75201-2139 T 214.939.4900 www.klgates.com

April 27, 2007

EQ Advisors Trust 1290 Avenue of the Americas New York, New York 10104

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of Post-Effective Amendment No. 53 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-17217 and 811-07953) (the “Post-Effective Amendment”), registering an indefinite number of Class IA and Class IB shares of beneficial interest of each series of the Trust listed on Appendix A attached hereto (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust’s Agreement and Declaration of Trust, as amended, and Bylaws and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

2.	When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

K&L | GATES

EQ Advisors Trust

April 27, 2007

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

Kirkpatrick & Lockhart Preston Gates Ellis LLP

K&L | GATES

EQ Advisors Trust

April 27, 2007

Appendix A

EQ Advisors Trust

EQ/AllianceBernstein Common Stock Portfolio

EQ/AllianceBernstein Growth and Income Portfolio

EQ/AllianceBernstein Intermediate Government Securities Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Quality Bond Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AllianceBernstein Value Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/Bond Index Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/Davis New York Venture Portfolio

EQ/Enterprise Moderate Allocation Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Cap Value Portfolio

EQ/Government Securities Portfolio

EQ/International ETF Portfolio

EQ/International Growth Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Long Term Bond Portfolio

K&L | GATES

EQ Advisors Trust

April 27, 2007

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

EQ/Mercury International Value Portfolio

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Money Market Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/PIMCO Real Return Portfolio

EQ/Short Duration Bond Portfolio

EQ/Small Cap Value Portfolio

EQ/Small Company Growth Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Growth Portfolio

EQ/TCW Equity Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio